Exhibit 99.1

CONSENT LETTER

GWG Holdings, Inc.

Solicitation of Consents with respect to the shares of
Redeemable Preferred Stock and
Series 2 Redeemable Preferred Stock
issued by GWG Holdings, Inc.

Return this Consent Letter to:

Computershare
150 Royall Street, Suite V
Canton, MA 02021

The transfer of Preferred Stock after the Record Date will not have the effect of revoking any Consent validly delivered.

THIS CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., DALLAS TIME, ON [●], 2020, UNLESS EXTENDED BY THE COMPANY (AS DEFINED BELOW) IN ITS SOLE DISCRETION; PROVIDED, THAT THE CONSENT SOLICITATION SHALL NOT EXTEND BEYOND 90 DAYS OF THE DATE OF THE JOINT CONSENT SOLICITATION STATEMENT AND PROSPECTUS (SUCH TIME AND DATE AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

Capitalized terms used but not defined herein have the meanings given to them in the joint consent solicitation statement and prospectus dated [●], 2020 (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”) of GWG Holdings, Inc., a Delaware corporation (the “Company”), relating to the solicitation of consents (the “Consent Solicitation”) from the holders of the Company’s Redeemable Preferred Stock, par value $.001 per share (the “Redeemable Preferred Stock”), and Series 2 Redeemable Preferred Stock, par value $.001 per share (the “Series 2 Redeemable Preferred Stock” and, together with the Redeemable Preferred Stock, the “Preferred Stock”) to an amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) that would, among other things, amend and restate the existing certificates of designations for each class of Preferred Stock (including the related Certificates of Correction, the “Certificates of Designations”) (the “Proposed Amendments”).

Consent Letters should be delivered to our Consent Agent, Computershare, as described above. You may submit your consent online at www.[●].com. In order to submit your Consent online, you will need your Account Code and Control Code which are located on your Consent Letter. See Instruction 2 in this Consent Letter. Delivery of this Consent Letter to an address other than as set forth above will not constitute a valid delivery. Holders who wish to consent to the Proposed Amendments must do so prior to the Expiration Time.

By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to execute and deliver this Consent Letter and (ii) in evaluating the Consent Solicitation Statement and the solicitation of consents, the undersigned has made its own independent appraisal thereof and is not relying on any statement, representation or warranty, express or implied, made by the Transfer Agent or any person other than the Company. The representations of the undersigned shall be deemed to be repeated and reconfirmed on and as of the Expiration Time. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned’s instruction or evidence such power and authority.

For DTC Participants Only: DTC’s records show the number of shares of Preferred Stock held by each DTC participant. The undersigned consents to the Proposed Amendments by providing in the table below the number of shares of Preferred Stock for which a consent is given. If no number of shares is provided, the undersigned will be deemed to have given a consent with respect to all of the shares of Preferred Stock that the undersigned holds through DTC.

For Holders Who Hold Their Preferred Stock Directly (Other Than As or Through a DTC Participant): The records of the Company and its Transfer Agent for the Preferred Stock show the number of shares of Preferred Stock held by each record holder. The undersigned consents to the Proposed Amendments by providing in the table below the number of shares of Preferred Stock for which a consent is given. If no number of shares is provided, then the undersigned will be deemed to have given a consent with respect to all of the shares of Preferred Stock that the undersigned holds of record.

All questions as to the validity, form and eligibility (including time of receipt) of Consent Letters will be determined by the Company in its sole discretion, which determination will be conclusive and binding.

All authority conferred or agreed to be conferred by this Consent Letter shall survive the death, incapacity, dissolution or liquidation of the undersigned and every obligation of the undersigned under this Consent Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

PLEASE COMPLETE THE FOLLOWING IF YOU HOLD YOUR SHARES OF PREFERRED STOCK DIRECTLY AS A RECORD HOLDER (OTHER THAN AS OR THROUGH A DTC PARTICIPANT):
Name of Holder:

Aggregate Number of Shares of Preferred Stock with Respect to Which a Consent is Given*:

*	If no number of shares of Preferred Stock is specified, the undersigned will be deemed to have given a consent with respect to all of the shares of Preferred Stock that the undersigned holds.

If you wish to revoke a Consent previously submitted by you, please complete the following:

PLEASE COMPLETE THE FOLLOWING IF YOU HOLD YOUR SHARES OF PREFERRED STOCK DIRECTLY AS A RECORD HOLDER (OTHER THAN AS OR THROUGH A DTC PARTICIPANT):
Name of Holder:

Aggregate Number of Shares of Preferred Stock with Respect to Which a Consent has previously been Given is Revoked*:

*	If no number of shares of Preferred Stock is specified, the undersigned will be deemed to have revoked its consent with respect to all of the shares of Preferred Stock that the undersigned previously provided a consent.

SIGNATURE(S)

By completing, executing and delivering this Consent Letter, the undersigned hereby consents to the Proposed Amendments in accordance with the terms of this Consent Letter.

SIGN HERE

(to be completed by all consenting Holders)

Dated: _________________________________________________________________________ _________________________________________________________________________________

Name(s): ________________________________________________________________________________

(Please Print)

Capacity: ________________________________________________________________________________

Address: ______________________________________________________________________________

(include Zip Code)

Area Code and Telephone No.: (_____):_______________________________________________________

Tax Identification or Social Security No.: ______________________________________________________

INSTRUCTIONS FORMING

PART OF THE TERMS AND CONDITIONS

OF THIS CONSENT LETTER

1. Expiration Time. Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, the solicitation of consents will expire at the Expiration Time set forth on the face of this Consent Letter.

2. Delivery of this Consent Letter. A properly completed and duly executed copy of this Consent Letter must be received by Computershare, at its address set forth on the face of this Consent Letter prior to the Expiration Time. The method of delivery of this Consent Letter and all other required documents is at the election and risk of the Holder(s) and, except as otherwise provided below, delivery will be deemed made only when actually received by the Computershare. In all cases, sufficient time should be allowed to assure timely delivery. Consent Letters should be delivered to Computershare, and not to the Transfer Agent or any other person.

3. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form and eligibility (including time of receipt) of Consent Letters will be determined by the Company in its sole discretion, which determination will be conclusive and binding. The Company reserves the right to reject any or all consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. Any interpretation of the terms and conditions of the solicitation of consents (including the instructions in the Consent Solicitation Statement and in this Consent Letter) by the Company shall be final and binding. The Company also reserves the right, subject only to such final review as the Transfer Agent prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular consents. Any waiver by the Company of a defect shall not obligate the Company to waive any other defect. Unless waived by the Company, in its sole discretion, any defects or irregularities in connection with Consent Letters must be cured within such time as the Company determines. None of the Company, its affiliates, the Transfer Agent, Computershare or any other person shall be under any duty to give any notification of any defects, irregularities or waivers, nor shall any of them incur any liability for failure to give any such notification. Deliveries of consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company’s interpretations of the terms and conditions of the solicitation of consents shall be conclusive and binding.

4. Signatures on this Consent Letter. This Consent Letter must be signed by the Holder(s) of Preferred Stock with respect to which consent is given, and the signature(s) of such Holder(s) must correspond, with respect to Preferred Stock held of record by individual investors.

If any of the Preferred Stock with respect to which a consent is given hereby were held of record on the Record Date by two or more joint Holders, then all such Holders must sign this Consent Letter.

If this Consent Letter is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with this Consent Letter evidence satisfactory to the Company of authority to execute this Consent Letter.

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